Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

•
Securities Registration Statement (Form S-1 No. 333-228126) pertaining to the Equitrans Midstream Corporation to the registration of common stock for issuance under the Company's Dividend Reinvestment and Stock Purchase Plan (DRSPP).

•	Securities Registration Statement (Form S-1 No. 333-228129) pertaining to the Equitrans Midstream Corporation to the registration of common stock.

•	Registration Statement (Form S-8 No. 333-228337) pertaining to the Equitrans Midstream Corporation 2018 Long-Term Incentive Plan,

•	Registration Statement (Form S-8 No. 333-228338) pertaining to the Equitrans Midstream Corporation Employee Savings Plan, and

•	Registration Statement (Form S-8 No. 333-228340) pertaining to the Equitrans Midstream Corporation Directors' Deferred Compensation Plan.
of our report dated February 14, 2019, with respect to the consolidated financial statements of Equitrans Midstream Corporation included in this Annual Report (Form 10-K) of Equitrans Midstream Corporation for the year ended December 31, 2018.

/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
February 14, 2019